EXHIBIT 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of May 27, 2010, among COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “New Company”), COOPER-STANDARD HOLDINGS INC., a Delaware corporation (the “Parent Guarantor”), the subsidiaries of the New Company set forth on the signature page hereto (together with the Parent Guarantor, the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS CSA Escrow Corporation (the “Company”) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of May 11, 2010, providing for the issuance of the Company’s $450,000,000 aggregate principal amount of the 8 1/2% Senior Notes due 2018 (the “Securities”);

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the New Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Assume Obligations. The New Company hereby agrees to unconditionally assume the Company’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of the Company under the Indenture.

3. Agreement to Guarantee. The Guarantors hereby agree, jointly and severally, with all existing guarantors (if any), to unconditionally guarantee the New Company’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a guarantor under the Indenture.

4. Notices. All notices or other communications to the New Company and the Guarantors shall be given as provided in Section 13.02 of the Indenture.

5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Release of Obligations of Escrow Company. Upon execution of this Supplemental Indenture by the New Company and the Trustee, CSA Escrow Corporation is released and discharged from all obligations under the Indenture and the Securities.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

COOPER-STANDARD AUTOMOTIVE INC.

By:	/s/ Timothy W. Hefferon
	Name:	Timothy W. Hefferon
	Title:	Vice President, General Counsel & Secretary

COOPER-STANDARD HOLDINGS INC.

By:	/s/ Timothy W. Hefferon
	Name:	Timothy W. Hefferon
	Title:	Vice President, General Counsel & Secretary

GUARANTORS:

COOPER-STANDARD AUTOMOTIVE FHS INC.

COOPER-STANDARD AUTOMOTIVE FLUID SYSTEMS MEXICO HOLDINGS LLC

COOPER-STANDARD AUTOMOTIVE NC L.L.C.

COOPER-STANDARD AUTOMOTIVE OH, LLC

CSA SERVICES INC.

NISCO HOLDING COMPANY

NORTH AMERICAN RUBBER, INCORPORATED

STANTECH, INC.

STERLING INVESTMENTS COMPANY

WESTBORN SERVICE CENTER, INC.

By:	/s/ Timothy W. Hefferon
	Name:	Timothy W. Hefferon
	Title:	Secretary

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

as Trustee

By:	/s/ James Kowalski
	Name:	James Kowalski
	Title:	Vice President

Acknowledged by:

CSA ESCROW CORPORATION

By:	/s/ Timothy W. Hefferon
	Name:	Timothy W. Hefferon
	Title:	Vice President